Sub-Item 77B: Accountants Report on Internal Controls


Report of Independent Registered Public Accounting Firm
To the Board of Trustees and Shareholders
 of Goldman Sachs Trust:
In planning and performing our audits of the
 financial statements of the following funds of Goldman Sachs
Trust: Goldman Sachs Asia Equity Fund,
Goldman Sachs Emerging Markets Equity Fund,
Goldman Sachs N-
11 Equity Fund,
Goldman Sachs Focused International Equity Fund,
Goldman Sachs International Small Cap
Fund, Goldman Sachs Strategic International Equity Fund,
 Goldman Sachs Income Builder Fund, Goldman
Sachs Rising Dividend Growth Fund,
 Goldman Sachs Large Cap Growth Insights Fund,
Goldman Sachs Large
Cap Value Insights Fund,
 Goldman Sachs Small Cap Equity Insights Fund,
Goldman Sachs Small Cap Growth
Insights Fund,
Goldman Sachs Small Cap Value Insights Fund,
 Goldman Sachs U.S. Equity Insights Fund,
Goldman Sachs Emerging Markets Equity Insights Fund,
Goldman Sachs International Equity Insights Fund,
Goldman Sachs International Small Cap Insights Fund,
 Goldman Sachs Retirement Portfolio Completion
Fund, Goldman Sachs Multi-Asset Real Return Fund,
 Goldman Sachs Tactical Tilt Implementation Fund,
Goldman Sachs Absolute Return Multi-Asset Fund
 and Goldman Sachs Global Managed Beta Fund
(collectively, referred to as the Funds) as of and for the periods ended October 31, 2015, in accordance with
the standards of the Public Company
Accounting Oversight Board (United States),
 we considered the Funds
internal control over financial reporting, including controls over safeguarding securities, as a basis for
designing our auditing procedures for
 the purpose of expressing our opinion
on the financial statements and
to comply with the requirements
 of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly,
 we do not express an
opinion on the effectiveness of the Funds
 internal control over financial reporting.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this
responsibility, estimates and judgments
by management are required to
assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance
 with generally accepted accounting
principles. A funds internal control
 over financial reporting includes
 those policies and procedures that (1)
pertain to the maintenance of records that,
 in reasonable detail, accurately
and fairly reflect the transactions
and dispositions of the assets of the fund;
 (2) provide reasonable assurance that
transactions are recorded as
necessary to permit preparation of
 financial statements in accordance
with generally accepted accounting
principles, and that receipts and
 expenditures of the fund are being made
 only in accordance with
authorizations of management and trustees
 of the fund; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future
 periods are subject to the risk
that controls may become inadequate
because of changes in conditions,
 or that the degree of compliance with
the policies or procedures may deteriorate.

A deficiency in internal control over
 financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely basis.
 A material weakness is a deficiency,
or a combination of
deficiencies, in internal control
over financial reporting,
such that there is a reasonable
 possibility that a
material misstatement of the
Funds annual or interim
financial statements will not
be prevented or detected
on a timely basis.
Our consideration of the Funds
internal control over financial
 reporting was for the limited purpose
described in the first paragraph
and would not necessarily disclose
all deficiencies in internal control over financial reporting that might be material weaknesses under standards established
 by the Public Company
Accounting Oversight Board (United States).
 However, we noted no deficiencies in the Funds internal
control over financial reporting and its
 operations, including controls over
safeguarding securities that we
consider to be material weaknesses as
defined above as of October 31, 2015.
This report is intended solely for the
information and use of the Board of Trustees, management and the
Securities and Exchange Commission and is not
 intended to be and should not be used by anyone other than these specified parties.
Boston, Massachusetts
December 28, 2015